UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

HealthStream, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-27701	621443555
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 10th Ave. South, Suite 450, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-301-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2007, HealthStream, Inc., a Tennessee corporation (the "Company") entered into the First Amendment to Loan Agreement, by and between the Company and SunTrust Bank, a Georgia banking corporation ("SunTrust") (the "Revolving Credit Facility").

The material terms of the First Amendment to the Revolving Credit Facility are as follows:

Availability:
The aggregate amount of the Revolving Credit Facility was increased from $7.0 million to $10.0 million.

Collateral and Guarantees:
The obligations under the Revolving Credit Facility are guaranteed by each of the Company’s subsidiaries.

Fees:
The Company was not subject to any amendment fees.

Certain Covenants:
The Revolving Credit Facility requires the Company to meet certain financial tests. Under the amendment, the minimum consolidated tangible net worth covenant was removed and replaced with a Funded Debt to Total Capitalization limit of forty percent (40%).

The foregoing description of the amendment to the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the First Amendment to Loan Agreement constituting the Revolving Credit Facility, which is attached hereto as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition.

On February 20, 2007, the Company issued a press release announcing the expansion of the Revolving Credit Facility, results of operations for the fourth quarter and year ending December 31, 2006, and guidance for the first quarter and full year 2007, the text of which is set forth in Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference hereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

An executive officer of the Company has been informed that Ronald Hinds, a director of the Company, has resigned from the Company's Board of Directors effective April 2, 2007, at which time all filings and reports associated with the year ended December 31, 2006 are expected to be completed. Mr. Hinds will continue to serve as a director and audit committee member until his resignation. In anticipation of Mr. Hind’s resignation from the Board of Directors, the Board has appointed Dale Polley as the new Chair of the Audit Committee of the Board of Directors.

Item 7.01 Regulation FD Disclosure.

On February 15, 2007, the Board of Directors of the Company approved the promotion of Kevin O’Hara to serve as an executive officer of the Company in the role of Senior Vice President and General Counsel. Mr. O’Hara joined the Company in 2001, most recently serving as the Vice President of products and platform strategy.

On February 20, 2007, the Company issued a press release announcing the expansion of the Revolving Credit Facility, results of operations for the fourth quarter and year ending December 31, 2006, guidance for the first quarter and full year 2007, and other business updates, the text of which is set forth in Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment to Loan Agreement, dated as of February 16, 2007, by and between HealthStream, Inc., as borrower, and SunTrust Bank, as lender.

99.1 Press release dated February 20, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthStream, Inc.

February 20, 2007	By:	Susan A. Brownie

Name: Susan A. Brownie
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Loan Agreement, dated as of February 16, 2007, by and between HealthStream, Inc., as borrower, and SunTrust Bank, as lender.
99.1	Press Release dated February 20, 2007.